UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

TIME WARNER TELECOM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 6, 2006, Time Warner Telecom Holdings Inc. (“Holdings”), a wholly-owned subsidiary of Time Warner Telecom Inc. (the “Company”), executed a $700 million senior secured Credit Facility (the “Credit Facility”) with a group of banks led by Wachovia Bank, National Association, as administrative agent and as collateral agent, Lehman Commercial Paper Inc., as syndication agent, and Bank of America, N.A., as documentation agent. The Credit Facility consists of a $600 million Term Loan B (the “Term Loan”) maturing in January 2013 and a $100 million Revolving Credit Facility (the “Revolver”) maturing in October 2011.Significant terms and components of the financing are detailed below:

•	The Term Loan is a secured obligation, on a first lien basis, of Holdings. The Term Loan is guaranteed by the Company and its and Holdings’ subsidiaries. Interest is computed based on a specified Eurodollar rate plus 2.0% to 2.25% and will be reset periodically and payable at least quarterly. The Term Loan is repayable to the extent of 1/4 of 1% of the outstanding principal amount on the last day of each quarter beginning March 31, 2007, and the balance is payable on January 7, 2013. The Term Loan facility may be drawn in up to three borrowings until the earlier of the date that Holdings draws proceeds to fund the acquisition of Xspedius Communications, LLC or January 31, 2007.

•	The Revolver is secured and guaranteed in the same manner as the Term Loan and is presently undrawn. Interest on outstanding amounts, if any, will be computed based on a specified Eurodollar rate plus 2.0% to 2.75% and will be reset periodically and payable at least quarterly. The Revolver replaces Holdings’ $110 million secured revolving credit facility, which was also undrawn.

•	The credit agreement for the Credit Facility contains customary events of default, including breaches of covenants or bankruptcy events, that would permit acceleration of the Term Loan and the Revolver if they occur and Holdings fails to cure them.

Holdings drew $200 million on the Term Loan to extinguish its existing senior secured Term Loan B facility. Holdings will also use a portion of the Term Loan proceeds to fully redeem $240 million of its Second Priority Senior Secured Floating Rate Notes, with a coupon of LIBOR plus 400 basis points (the “Floating Rate Notes”). On October 6, 2006, Holdings called for the redemption of the Floating Rate Notes on November 6, 2006 at 102 percent of par. The Company expects to use the remaining borrowings under the Term Loan to fund a portion of the acquisition of Xspedius Communications, LLC and related fees and expenses.

Item 1.02. Termination of a Material Definitive Agreement

The Amended and Restated Credit Agreement dated as November 3, 2005 among Time Warner Telecom Inc., Time Warner Telecom Holdings Inc., Lehman Commercial Paper Inc., Morgan Stanley Senior Funding Inc., and Wachovia Bank, National Association has been terminated effective October 6, 2006.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

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99.1	Credit Agreement dated October 6, 2006 between Time Warner Telecom Inc., Time Warner Telecom Holdings Inc., the Several Lenders from Time to Time Party thereto, LEHMAN COMMERCIAL PAPER INC., as syndication agent, BANK OF AMERICA, N.A., as documentation agent and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent and as collateral agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER TELECOM INC.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Vice President and Deputy General Counsel

Dated: October 11, 2006

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EXHIBIT INDEX

Exhibit No.	Description of the Exhibit
99.1	Credit Agreement dated October 6, 2006 between Time Warner Telecom Inc., Time Warner Telecom Holdings Inc., the Several Lenders from Time to Time Party thereto, LEHMAN COMMERCIAL PAPER INC., as syndication agent, BANK OF AMERICA, N.A., as documentation agent and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent and as collateral agent.

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